WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

RITO GROUP CORP.

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No. 6 of Rito Group Corp. of our report dated August 7, 2015, relating to our audit of the consolidated balance sheet of Rito Group Corp. as of June 30, 2015, and the related consolidated statement of operations and comprehensive income, stockholders' equity, and cash flows for the period from August 12, 2014 (inception) through June 30, 2015.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: April 18, 2016 Kuala Lumpur, Malaysia